Exhibit 99.1

inContact Reports Fourth Quarter and Full Year 2013 Financial Results

•	Fourth Quarter Software Segment Revenues of $19.4 million and $68.9 million for full year 2013, up 26% for the year

•	85 contracts signed representing 40% year over year bookings growth

•	Expanding distribution channel with 45 active partners contributing 53% of Q4 bookings

SALT LAKE CITY – February 13, 2014 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software and contact center optimization tools, today reported financial results for the fourth quarter and full year ended December 31, 2013.

Paul Jarman, inContact CEO said, “For Q4 and for all of 2013, we reached new record benchmarks across our business including sales pipeline, bookings, implementations and revenue. In Q4, we achieved record bookings, which represents 40% year over year growth in estimated annual contract value. We closed 85 contracts including 61 new logo customers and 24 expansion deals. For the full year 2013, total contracts came to 296, with 211 new customers and 85 expansions.”

Continued Jarman, “Across the board, 2013 was a transformational year for inContact with larger enterprises moving to the cloud and with our proven ability to sign and retain these larger customers. We continue to outpace competitors with innovations in multichannel customer service and in outbound communications. And our go-to-market strategy is working extremely well, with 53% of Q4 bookings from our diverse distribution channel.”

Revenue

Software segment revenue totaled $19.4 million for the quarter ended December 31, 2013, an increase of 24% from $15.6 million in Q4 2012. Software related network connectivity revenue for the quarter ended December 31, 2013 was $13.0 million, an increase of 13% from $11.5 million for the quarter ended December 31, 2012. Approximately 83% of Network connectivity segment revenues were derived from contracts with customers utilizing our contact center software.

Consolidated revenue for the quarter ended December 31, 2013 was $35.1 million versus $30.7 million for the same period in 2012, an increase of 14%.

For the year ended December 31, 2013, Software segment revenue totaled $68.9 million, an increase of 26% from $54.7 million for the same period in 2012. For the year ended December 31, 2013, Software related network connectivity revenue totaled $49.3 million, an increase of 25% from $39.5 million for the year ended December 31, 2012.

Consolidated revenue for the year ended December 31, 2013 was $130.0 million versus $110.3 million for the same period in 2012, an increase of 18%.

Gross Margin

Software segment gross margin for the quarter ended December 31, 2013 was 58% versus 60% for the same period in 2012, and excluding non-cash charges, non-GAAP Software segment gross margin was 71% for the fourth quarter of 2013, versus 72% in the fourth quarter of 2012. The decrease in gross margin is principally attributable to slightly higher levels of professional service costs and customer service costs incurred to service larger mid-market and enterprise customers and to support resellers. Fourth quarter 2013 Network connectivity segment gross margin was 36% versus 33%, due to increased efficiencies in call routing related to previous investments in technology, which has resulted in lower variable Network connectivity costs.

Consolidated gross margin percentage was 48% in the fourth quarter of 2013 compared to 47% for the same period in 2012. Excluding non-cash charges, consolidated gross margin was 56% for the fourth quarter compared to 54% for the same period in 2012.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“Adjusted EBITDA”) for the fourth quarter of 2013 was $1.3 million versus $2.3 million during the same period in 2012. This decrease in Adjusted EBITDA is due to the slight decrease in gross margins discussed above and an increased investment in software segment sales and marketing. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended December 31, 2013 was $3.6 million, or ($0.06) per share, as compared to a net loss of $874,000 or ($0.02) per share for the same period in 2012.

Jarman concluded, “The majority of the contact center market opportunity is ahead of us. According to industry analyst firm Ovum, 90% of the contact center seats in the U.S. are still operating on legacy premise software—old, expensive, rigid systems that can’t keep up with the demands of today’s consumers. We are leading in the market because we are focused one hundred percent in the cloud, and because we have 10 years of experience in the software as a service model. Among pure cloud competitors, we have a unique business model and the most complete solution that includes carrier-grade connectivity, cloud infrastructure plus workforce optimization software. inContact has never been better positioned to grow and win and 2014 promises to be an outstanding year for our company.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our fourth quarter 2013 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-800-895-0198

International: + 1-785-424-1053

Conference ID#: INCONTACT

An audio file of the call will be available after February 14, 2014 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until February 20, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay Pin Number: 12331

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$49,148	$48,836
Restricted cash	81	81
Accounts and other receivables, net of allowance for uncollectible accounts of $2,203 and $831, respectively	18,682	18,043
Other current assets	4,217	3,278

Total current assets	72,128	70,238

Property and equipment, net	23,716	19,862
Intangible assets, net	3,971	1,156
Goodwill	6,563	4,086
Other assets	1,540	1,005

Total assets	$107,918	$96,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$9,696	$7,247
Accrued liabilities	6,482	5,638
Accrued commissions	2,072	1,610
Current portion of deferred revenue	2,440	1,973
Current portion of long-term debt and capital lease obligations	3,461	2,691

Total current liabilities	24,151	19,159

Long-term debt and capital lease obligations	4,580	2,859
Deferred rent	487	383
Deferred revenue	3,981	1,958

Total liabilities	33,199	24,359

Total stockholders’ equity	74,719	71,988

Total liabilities and stockholders’ equity	$107,918	$96,347

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

(in thousands, except per share data)

	Quarter ended		Year ended
	December 31,		December 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)
Net revenue:
Software	$19,407	$15,599	$68,897	$54,705
Network connectivity	15,663	15,052	61,140	55,575

Total net revenue	35,070	30,651	130,037	110,280

Costs of revenue:
Software	8,155	6,162	28,012	22,134
Network connectivity	10,029	10,024	39,365	37,642

Total costs of revenue	18,184	16,186	67,377	59,776

Gross profit	16,886	14,465	62,660	50,504

Operating expenses:
Selling and marketing	10,216	7,717	37,220	28,591
Research and development	3,827	2,790	12,605	9,401
General and administrative	6,124	4,656	21,219	17,140

Total operating expenses	20,167	15,163	71,044	55,132

Loss from operations	(3,281)	(698)	(8,384)	(4,628)
Other income (expense):
Interest income	—	—	—	3
Interest expense	(79)	(33)	(317)	(364)
Other expense	(10)	(74)	(34)	(275)

Total other expense	(89)	(107)	(351)	(636)

Loss before income taxes	(3,370)	(805)	(8,735)	(5,264)
Income tax expense	(193)	(69)	(283)	(120)

Net loss and comprehensive loss	$(3,563)	$(874)	$(9,018)	$(5,384)

Net loss per common share:
Basic and diluted	$(0.06)	$(0.02)	$(0.16)	$(0.11)

Weighted average common shares outstanding:
Basic and diluted	55,829	53,410	54,742	47,108

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2013	2012
	(Unaudited)
Cash flows provided by operating activities:
Net loss	$(9,018)	$(5,384)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	6,060	5,047
Amortization of software development costs	4,964	4,133
Amortization of intangible assets	434	238
Amortization of note financing costs	18	29
Interest accretion	6	9
Stock-based compensation	4,264	1,967
Loss on disposal of property and equipment	711	274
Intangible assets written off	—	133
Changes in operating assets and liabilities:
Accounts and other receivables, net	(3,370)	(5,178)
Other current assets	(939)	(758)
Other non-current assets	(522)	(144)
Trade accounts payable	1,204	92
Accrued liabilities	686	1,649
Accrued commissions	462	319
Deferred rent	116	78
Deferred revenue	2,490	1,929

Net cash provided by operating activities	7,566	4,433

Cash flows used in investing activities:
Gross decrease in restricted cash	—	165
Purchase of intangible assets	—	(133)
Payments made for deposits	(12)	(23)
Acquisition of assets	(2,746)	—
Acquisition of a business	(2,700)	—
Capitalized software development costs	(6,169)	(5,504)
Purchases of property and equipment	(5,400)	(3,737)

Net cash used in investing activities	(17,027)	(9,232)

Cash flows provided by financing activities:
Proceeds from issuance of common stock	77	37,475
Offering costs payments	—	(414)
Proceeds from exercise of options and warrants	7,086	3,262
Proceeds from sale of stock under employee stock purchase plan	447	280
Principal payments on long-term debt and capital leases	(3,490)	(3,163)
Purchase of treasury stock	(304)	—
Borrowings under term loan	7,000	—
Payment of debt financing fees	(43)	(29)
Borrowings under the revolving credit notes	—	7,000
Payments under the revolving credit notes	(1,000)	(8,500)

Net cash provided by financing activities	9,773	35,911

Net increase in cash and cash equivalents	312	31,112
Cash and cash equivalents at the beginning of the period	48,836	17,724

Cash and cash equivalents at the end of the period	$49,148	$48,836

SEGMENT REPORTING

We operate under two business segments: Software and Network connectivity (formerly “Telecom”). The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Network connectivity segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the quarters and years ended December 31, 2013 and 2012 were as follows (in thousands):

	Quarter ended December 31, 2013			Quarter ended December 31, 2012
		Network			Network
	Software	Connectivity	Consolidated	Software	Connectivity	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$19,407	$15,663	$35,070	$15,599	$15,052	$30,651
Costs of revenue	8,155	10,029	18,184	6,162	10,024	16,186

Gross profit	11,252	5,634	16,886	9,437	5,028	14,465

Gross margin	58%	36%	48%	60%	33%	47%

Operating expenses:
Direct selling and marketing	8,972	725	9,697	6,428	853	7,281
Direct research and development	3,558	—	3,558	2,548	—	2,548
Indirect	5,831	1,081	6,912	4,559	775	5,334

(Loss) income from operations	$(7,109)	$3,828	$(3,281)	$(4,098)	$3,400	$(698)

	Year ended December 31, 2013			Year ended December 31, 2012
		Network			Network
	Software	Connectivity	Consolidated	Software	Connectivity	Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$68,897	$61,140	$130,037	$54,705	$55,575	$110,280
Costs of revenue	28,012	39,365	67,377	22,134	37,642	59,776

Gross profit	40,885	21,775	62,660	32,571	17,933	50,504

Gross margin	59%	36%	48%	60%	32%	46%

Operating expenses:
Direct selling and marketing	31,722	3,511	35,233	23,758	3,207	26,965
Direct research and development	11,601	—	11,601	8,502	—	8,502
Indirect	20,540	3,670	24,210	16,688	2,977	19,665

(Loss) income from operations	$(22,978)	$14,594	$(8,384)	$(16,377)	$11,749	$(4,628)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31,		Year ended December 31,
	2013	2012	2013	2012
Net loss and comprehensive loss	$(3,563)	$(874)	$(9,018)	$(5,384)
Depreciation and amortization	3,244	2,507	11,458	9,418
Stock-based compensation	1,303	587	4,264	1,967
Interest income and expense, net	79	33	317	361
Income tax expense	193	69	283	120

Adjusted EBITDA	$1,256	$2,322	$7,304	$6,482

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31, 2013		Quarter ended December 31, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$16,886	48%	$14,465	47%
Depreciation and amortization	2,576	7%	1,904	6%
Stock-based compensation	133	0%	99	0%

Consolidated gross profit and margin, excluding non-cash charges	$19,595	56%	$16,468	54%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Quarter ended December 31, 2013		Quarter ended December 31, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$11,252	58%	$9,437	60%
Depreciation and amortization	2,378	12%	1,687	11%
Stock-based compensation	131	1%	96	1%

Software segment gross profit and margin, excluding non-cash charges	$13,761	71%	$11,220	72%

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create high quality customer experiences. inContact is 100% focused on the cloud and is the only provider to combine cloud software with enterprise-class Network connectivity for a complete customer interaction solution. Winner of Frost & Sullivan 2012 North American Cloud Company of the Year in Cloud Contact Center Solutions, inContact has deployed over 1,300 cloud contact center instances. To learn more, visit www.inContact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 415-445-3238, ekeaney@marketstreetpartners.com, or General Contact: Mariann McDonagh, inContact, Chief Marketing Officer, 801-320-3347, mariann.mcdonagh@inContact.com